Exhibit 99.1

Investor Contact:
Richard Fish
Chief Financial Officer
720-479-3538
rfish@wideopenwest.com

FOR IMMEDIATE RELEASE

WOW! INTERNET, CABLE & PHONE

TO HOST FIRST QUARTER 2013 RESULTS

CONFERENCE CALL

Englewood, CO—(May 20, 2013)  WOW! Internet, Cable & Phone (“WOW!” or the “Company”), a leading fully integrated provider of residential and commercial high-speed data, video and telephony services to customers in the Midwestern and Southeastern United States, announced today that it will hold a conference call on Thursday, May 23, 2013 at 11:00 am Eastern to discuss operating and financial results for the first quarter ended March 31, 2013.

Dial in information for the call is as follows:

Call Date:                                         Thursday, May 23, 2013

Call Time:                                       11:00 a.m. Eastern

Dial In:                                                       (877) 541-5069

Intn’l  Dial In:                                           (443) 842-7607

Conference ID:                                    72200095

Additional information about WOW!’s business and operating results is contained WOW!’s Form S-4 Registration Statement filed with the SEC on April 10, 2013.

About WOW!

WOW! has been one of the nation’s leading providers of high-speed Internet, cable TV, and phone serving communities in Illinois, Michigan, Indiana, and Ohio since 1996.  In July 2012, WOW! acquired Knology, Inc. and began serving communities in the Southeast and Midwest. The company’s operating philosophy is to deliver an employee and customer experience that lives up to its name. WOW! is privately owned by Avista Capital Partners.  For more information, please visit www.wowway.com.